CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-194043 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company on Form N-4 of our report dated April 8, 2014 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company and of our report dated March 7, 2014 on the consolidated financial statements and financial statement schedule of Great-West Life & Annuity Insurance Company and subsidiaries, both appearing in the Statement of Additional Information, which is incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement No. 333-194043 filed on May 22, 2014, which is part of this Registration Statement, as amended.
We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” appearing in the Prospectus and the Statement of Additional Information, which are incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement No. 333-194043 filed on May 22, 2014, which is part of this Registration Statement, as amended.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
December 18, 2014